LEASE

between

LAKES VENTURE, LLC,

a Delaware limited liability company,

as Tenant

and

7501 W. NORTH AVENUE, LLC,

an Illinois limited liability company,

as Landlord

dated November 14, 2014

River Forest, Illinois

TABLE OF CONTENTS

<u>**EXHIBITS**</u>

"A" Site Plan of Premises
"B" Legal Description of Premises
"C" Landlord's Work
"D" Guaranty
"E" Subordination, Non-Disturbance and Attornment Agreement
"F" Permitted Encumbrances
"G" Commencement Date Agreement
"H" Tenant's Work
"I" Construction Procedures

LEASE

This LEASE ("Lease") is made as of the 14th day of November, 2014 (the "Effective Date"), by and between 7501 W. NORTH AVENUE, LLC, an Illinois limited liability company ("Landlord"), and LAKES VENTURE, LLC, a Delaware limited liability company ("Tenant").

WITNESSETH:

For and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Leased Property. Landlord leases to Tenant and Tenant leases from Landlord an approximately 28,220 square foot building and the parcel of land on which the building is located (collectively, the "Premises"), as more particularly shown on the site plan attached hereto as Exhibit "A" (the "Site Plan"). The Premises is commonly known as 7501 W. North Avenue, River Forest, Cook County, Illinois. The parcel of land that is part of the Premises is legally described on Exhibit "B" attached hereto.

2. Construction Provisions.

(a) Landlord's Work. Landlord will complete the Landlord's Work (as defined in Exhibit "C") in accordance with Exhibit "C".

(b) "Tenant's Work" means the leasehold improvements, parking lot work, parking light lighting, landscaping, fixtures, furniture, equipment, loading dock, site improvements (including without limitation any repairs or replacement of the fence on the south boundary of the Premises) and signage that are not included in or a part of the Landlord's Work, and that are required to be completed by Tenant, at Tenant's sole cost and expense, in order to open the Premises for business to the public. Tenant shall complete Tenant's Work promptly upon the Delivery Date, substantially in accordance with the work specifications attached hereto as Exhibit "H", and substantially in accordance with the Construction Procedures attached hereto as Exhibit "I". The plans for Tenant's Work will be prepared and approved in accordance with Exhibit "I". Notwithstanding the foregoing, Tenant agrees to accept possession of the Premises on the Delivery Date and to thereafter proceed with due diligence to complete Tenant's Work, and to install its fixtures, furniture and equipment subject to all of the terms, covenants and conditions of this Lease.

(c) Tenant's Timing.

(i) Approvals and Permits. If not already provided, within 15 days after the Effective Date, Tenant will provide Landlord with its fixture plan for the building that is part of the Premises. Within 90 days after the Effective Date, Tenant will obtain all approvals (other than building and sign permits) required by the Village of River Forest for Tenant to remodel and use the Premises (the "Preliminary Village Approvals"). Within 45 days after obtaining the Preliminary Village Approvals, Tenant will provide Landlord with its plans for Tenant's Work and submit such plans to the Village of River Forest. Within 90 days after submitting its plans to the Village of River Forest, Tenant will obtain its building and sign permits for Tenant's Work (the "Tenant's Permits"). Tenant will complete the Tenant's Work no later than 240 days after the Delivery Date (as defined below). Landlord and Tenant will reasonably cooperate with each other in obtaining all approvals and permits required in connection with Tenant's Work and Tenant's opening for business in the Premises.

(ii) Tenant's Contingency. Tenant will have no obligation or liability to Landlord whatsoever under this Lease until such time as Tenant has obtained the Preliminary Village Approvals. In the event the Preliminary Village Approvals are not obtained within 90 days after the Effective Date, and Tenant has promptly and diligently pursued such Preliminary Village Approvals, Tenant may elect to terminate this Lease upon the expiration of 60 days' notice to Landlord, which notice may not be issued until the expiration of the 90 day period, and provided that such Preliminary Village Approvals are not issued prior to the expiration of such 60 day period. Landlord shall have the right to assist Tenant in obtaining such Preliminary Village Approvals and Tenant shall provide reasonable cooperation in connection with such approvals. In the event of any such termination, both parties will be automatically released from any further liability or obligation whatsoever arising out of or based upon this Lease. In the event such contingency is satisfied prior to the effective date of such termination notice, Tenant's right to terminate as herein provided shall be deemed waived.

(d) Landlord's Timing.

(i) Termination of Existing Lease and Delivery Date. If the existing lease and tenancy of the Premises is not already terminated, Landlord will terminate the existing tenant's lease of the Premises no later than 60 days after Tenant's receipt of the Tenant's Permits. Within 15 days after the existing tenant vacates and surrenders the Premises to Landlord, Landlord will commence the Landlord's Work. Landlord will complete the Landlord's Work within 45 days after commencing the Landlord's Work. The actual date Landlord delivers possession of the Premises to Tenant with Landlord's Work complete will be the referred to herein as the "Delivery Date"; provided however, in no event will the Delivery Date occur prior to Tenant's receipt of Tenant's Permits.

(ii) Delays by Landlord. If the Delivery Date has not occurred within 120 days after Tenant's receipt of the Tenant's Permits (as such date may be extended due to events of Force Majeure defined herein), then Tenant will be entitled to receive 2 days of free Base Rent for each day delivery is delayed. If the Delivery Date has not occurred within 180 days after Tenant's receipt of the Tenant's Permits (notwithstanding Force Majeure), Tenant will have the option (in lieu of free Base Rent) of terminating this Lease, but only if the Delivery Date does not occur within 30 days after Tenant notifies Landlord in writing of such intent to terminate, which notice can only be given to Landlord after the 180-day period and prior to delivery. If this Lease is terminated as aforesaid, both parties will be automatically released from any further liability or obligation whatsoever arising out of or based upon this Lease, except that Landlord will reimburse Tenant for all actual third party costs incurred by Tenant, including out of pocket expenses to conduct the due diligence, obtain the preliminary approvals, prepare plans and obtain permits, in an amount not to exceed $150,000.00.

(iii) Punch List Items. On or within 10 days after the Delivery Date, Landlord and Tenant will conduct a walkthrough inspection and Tenant will generate a punch list setting forth defective work or incomplete Landlord Work remaining to be done by Landlord (the "Punch List"). Landlord will promptly commence and with due diligence proceed to perform and complete the work set forth on the Punch List. Landlord will complete or correct all items on the Punch List within 20 days after Landlord's receipt of the Punch List. In the event of Landlord's failure to complete the Punch List within the 20-day period, Tenant will have the right to complete the Punch List and Landlord will reimburse Tenant for the costs and expenses incurred by Tenant to complete the Punch List, and if Landlord fails to reimburse Tenant within 30 days of receipt of Tenant's invoice, Tenant may deduct the costs and expenses from any Rent due or to become due to Landlord.

(e) Concealed Condition. If during the first 60 days after the Delivery Date, Tenant or its agents or contractors encounter any concealed or unknown conditions relating to the structure of the Premises or Hazardous Substances (as defined herein) in the Premises, and provided that such concealed

or unknown conditions have a material adverse effect on the timing of completion or cost of Tenant's Work or is otherwise required to be removed or corrected by applicable law, then Landlord will remove or correct such concealed or unknown conditions, at its sole cost and expense, and in accordance with applicable laws. Landlord will commence such removal or correction within 14 business days of receipt of notice from Tenant of the existence of such conditions and will diligently pursue same, and Landlord will, upon completion of such required removal or correction, restore the affected area(s) of the Premises to the condition which such area(s) should have been in, so as to render the area(s) useable for Tenant's Work. If concealed or unknown conditions must be removed, then for purposes of determining the Commencement Date, the Delivery Date will be deemed extended by one day for each day of delay caused by the removal or correction of such conditions.

(f) Governmental Incentives. Tenant will be entitled to pursue governmental grants, tax rebates, tax abatements, tax credits, low-interest or forgivable financing, governmental fee waivers, and other economic and development incentives in connection with Tenant's remodel and use of the Premises (the "Incentives"). Landlord will reasonably cooperate with Tenant and Tenant's consultants in Tenant's efforts to obtain such Incentives, but Tenant will be responsible for all costs and expenses associated with such Incentives. Tenant will be entitled to the benefit of any Incentives obtained by Tenant, including without limitation, any credits, rebates, waiver or other monies payable with respect to the Incentives.

(g) Tenant Improvement Allowance. Landlord will reimburse Tenant for the costs of designing, permitting and performing Tenant's Work in the amount of the Tenant Improvement Allowance (as defined below). Should the cost to design, obtain permits for and construct Tenant's Work exceed the Tenant Improvement Allowance, then Tenant shall pay such excess. Landlord will pay the Tenant Improvement Allowance to Tenant as follows: (i) ¼ of the Tenant Improvement Allowance will be paid to Tenant within 20 days after Tenant has commenced the Tenant's Work and Tenant has invoiced Landlord therefore; (ii) ¼ of the Tenant Improvement Allowance will be paid to Tenant within 20 days after Tenant has completed 50% of the Tenant's Work and Tenant has invoiced Landlord therefore and provided a partial lien waiver from Tenant's general contractors; (iii) the remainder of the Tenant Improvement Allowance will be paid to Tenant as hereinafter set forth.

"Tenant Improvement Allowance" means $60.00 per square foot of the building located on the Premises. Subject to the provisions of Section 2(g), the final installment of the Tenant Improvement Allowance shall be payable within 30 days from the date Tenant's Work is completed in accordance with the terms of the Lease and Tenant has submitted to Landlord a written statement requesting such payment, provided that at the time of such request and scheduled payment:

(a) Tenant shall not be in default of this Lease;

(b) The Premises shall be open for business and Tenant shall be operating the same in accordance with the provisions of this Lease;

(c) No mechanics liens shall have been filed;

(d) The certificate of occupancy, if available, for the Premises shall have been issued;

(e) Tenant's architect shall have certified in writing to Landlord that Tenant's Work has been completed in accordance with Tenant's Drawings (as defined in Exhibit "I") and with applicable laws, ordinances, rules, regulations and codes;

(f) Landlord has received a complete set of "as-built" Tenant's Drawings, or

alternatively, a set of Tenant's Drawings marked to show any field changes; and

(g) Landlord has received a contractor's sworn statement, the general contractor's final unconditional waiver of lien, and final unconditional waivers of liens for all subcontractor's providing materials or services in excess of $5,000.00.

In the event Landlord fails to pay the Tenant Improvement Allowance within 30 days of the satisfaction of the foregoing conditions, Tenant may offset the unpaid amount of the Tenant Improvement Allowance owed by Landlord hereunder, against Base Rent due to Landlord under this Lease. The foregoing shall be Tenant's sole and exclusive remedies in relation to non-payment of any Tenant Improvement Allowance.

3. Lease Term.

(a) Main Term. The main term of this Lease will commence on the earlier of 240 days after the Delivery Date or the date Tenant opens for business in the Premises (the "Commencement Date") and will end on the last day of the month in which the 15th anniversary of the Commencement Date occurs (the "Main Term"). Notwithstanding the foregoing, if the Commencement Date occurs between October 16th and January 15th (the "Blackout Period") Tenant may elect, at its option, to (i) not open during the Blackout Period, in which case the Commencement Date will be January 16th, or (ii) open during the Blackout Period, in which case the Commencement Date will be the date Tenant opens for business in the Premises.

(b) Option Periods. In addition to the Main Term, Tenant will have the option (each such right referred to herein as a "Renewal Option") to renew and extend this Lease for 4 consecutive 5-year periods (individually an "Option Period;" collectively the "Option Periods") immediately following expiration of the Main Term, at the Base Rent specified below. Tenant will deliver to Landlord written notice of its election to exercise any renewal for an Option Period at least 180 days prior to the expiration of the Main Term or any then-current Option Period, as applicable. Upon Landlord's receipt of each such notice, this Lease will be extended for the period specified herein without the necessity for the execution of any further instrument and upon the same terms, conditions, covenants, and agreements as are contained in this Lease, except that the Base Rent for each Option Period will be as set forth herein.

(c) Term and Lease Year. The Main Term and Option Periods are, collectively, the "Term." The term "Lease Year" means each successive period of 12 consecutive calendar months, commencing on the first day of the first month following the Commencement Date; provided however, the initial Lease Year will have more than 12 months because it includes the period from the Commencement Date to the first day of the following month.

4. Base Rent.

(a) Commencement of Base Rent. Tenant agrees to pay without set off, deduction or demand (except as otherwise set forth in this Lease) base rent ("Base Rent") for the Premises in the amount and in the manner specified under this Lease, commencing on the Commencement Date and continuing throughout the Term hereof. "Rent" collectively means Base Rent, Real Estate Taxes defined herein, and all other charges payable by Tenant under this Lease. The parties hereto acknowledge that all provisions of this Lease other than those relating to the payment of Rent, apply prior to the Commencement Date, and the parties will be bound by those provisions immediately upon the Effective Date of this Lease.

(b) Calculations. All Base Rent and payments under this Lease will be calculated on a full 12 month period commencing on the Commencement Date; provided however, that if the

Commencement Date is any day other than the first day of the month, the Lease Year will commence on the first day of the next following month, and Base Rent and other payments for fractional months will be prorated and added to the sums due for the next following calendar month. Tenant will pay Base Rent by check payable to Landlord in equal monthly installments, in advance, on or before the first day of each calendar month of the Term, and such Base Rent will not be decreased, increased or abated except as expressly set forth in this Lease, to the address given for Landlord herein, unless Landlord will give Tenant written notice of a change of address or of the party to whom such Base Rent will be payable along with written documentation reasonably satisfactory to Tenant of such party's right to receive payment under this Lease. Unless otherwise set forth herein, any prorations or adjustments required under this Lease are to be made on the basis of the actual days in the respective month.

(c) Payment Schedule. Subject to the adjustment of the Premises pursuant to Section 4(d), Base Rent will be paid pursuant to the following schedule:

Lease Years	Yearly Amount	Monthly Amount	Per Square Foot of the building
Lease Years 1-5	$620,840.04	$51,736.67	$22.00
Lease Years 6-10	$663,170.04	$55,264.17	$23.50
Lease Years 11-15	$705,500.04	$58,791.67	$25.00
1st Option Period (Years 16-20)	$747,830.04	$62,319.17	$26.50
2nd Option Period (Years 21-25)	$790,160.04	$65,846.67	$28.00
3rd Option Period (Years 26-30)	$832,490.04	$69,374.17	$29.50
4th Option Period (Years 31-35)	$874,820.04	$72,901.67	$31.00

(d) Adjustment of Premises. In the event Tenant elects to do so prior to the Commencement Date, Tenant may have its architect certify the square footage of the building located on the Premises. In the event the gross leasable area of the building that is part of the Premises does not equal 28,220 square feet, the amounts of Base Rent set forth above and any other amounts under this Lease that are calculated with reference to the gross leasable area of said building, will be the product of the actual gross leasable area of the building as determined by Landlord's architect, multiplied by the "Per Square Foot" set forth in the rent chart above, and such adjustment will apply from the Commencement Date through the Term of this Lease; provided however, if the actual measurement determines that such area is in excess of 29,000 square feet, the building, for purposes of calculating Base Rent, and all other amounts under this Lease that are calculated with reference to the gross leasable area of the building that is part of Premises will be deemed to be 29,000 square feet. In determining the gross leasable area, the measurements will be made from the centerline of any common walls and from the outside of any exterior walls, but loading docks, mezzanines and compactor areas will be excluded. In the event Tenant does not elect to have the square footage of the building certified as herein provided, the square footage of the building shall be presumed to be 28,220.

(e) Late Charges and Interest. Any amount due from Tenant to Landlord under this Lease that is not paid within 5 business days after written notice from Landlord will bear interest at the lesser of (i) the prime rate of interest being quoted as of the date of such notice by Wells Fargo Bank, N.A. plus 4 percentage points, or (ii) the highest lawful interest rate allowed by applicable laws (the "Interest Rate"), from the date such payment is due until paid. Such rate will remain in effect after the occurrence of any breach or default under this Lease by Tenant to and until payment of the entire amount due. IN ADDITION TO THE FOREGOING, IF ANY INSTALLMENT OF RENT OR OTHER SUM DUE FROM TENANT IS NOT RECEIVED BY LANDLORD WITHIN 5 BUSINESS DAYS AFTER WRITTEN NOTICE FROM LANDLORD, TENANT WILL PAY TO LANDLORD AS RENT UNDER THIS LEASE

A LATE CHARGE EQUAL TO 10% OF SUCH OVERDUE AMOUNT. Notwithstanding anything contained in this Section to the contrary, Landlord will not be required to give Tenant written notice more than 2 times in any calendar year prior to the foregoing late charge and interest payments being due by Tenant, and Tenant acknowledges that after the second notice from Landlord in any calendar year, the late charge and interest payments will be automatically charged to and due by Tenant without notice as of the due date of the Base Rent or other sums due under this Lease.

5. Changes to Premises. Except as may be required by law or in the case of a temporary emergency, Landlord will not cause nor permit any material change in the size, location or configuration of the curb cuts (points of access), driveways, drive aisles or service drives shown on the Site Plan. Landlord will not construct, or allow any other party to construct any buildings or improvements in or on the Premises, except as shown on the Site Plan. Landlord shall use commercially reasonable efforts to prevent any construction or construction related activities in the Premises to have a materially adverse effect on the operation of Tenant's business at the Premises.

6. Easements. Subject to all applicable governmental regulations, Tenant will have the right to (i) display merchandise, hold sidewalk sales and conduct events in the parking and sidewalk areas of the Premises, and (ii) install a trash compactor near the loading dock for the Premises. Tenant shall be responsible for obtaining any approvals or permits required by the Village of River Forest for the conduct of the foregoing activities, and shall conduct all such activities in accordance with applicable laws.

7. Parking. Landlord's sole cost and expense, Landlord will provide parking areas for the use of the customers, invitees and employees of Tenant, consisting of paved areas, as generally shown on the Site Plan. These parking spaces will be for the exclusive use of Tenant and its employees, agents, customers and other invitees. The parking areas will have unobstructed entrances and exits as shown on the Site Plan.

8. Signs and Communications Equipment.

(a) Signs. Tenant, at its sole cost and expense, subject to governmental requirements, agrees to have installed and fully operative on or before the Commencement Date: (i) its standard building signs on the exterior of the Premises, including signage on up to 3 elevations; and (ii) any monument and/or pylon signs allowed by the Village of River Forest that are acceptable to Tenant. Tenant will be responsible for the fabrication and installation of its building signs and the monument and/or pylon signs (if any). During the Term, Tenant will not be required to remove its signs unless required to do so by applicable laws enacted subsequent to the Effective Date of this Lease. Notwithstanding the foregoing, Tenant will be entitled, subject to governmental requirements, to remodel or replace any and all of its sign fascias with signage consistent with Tenant's then-current prototypical sign plans. In the event of an assignment or subletting as a result of which Tenant is no longer occupying any portion of the Premises, Tenant's signs may be replaced by signs identifying the appropriate assignee or subtenant, provided that the specific design of such signage will be subject to Landlord's consent, which consent will not be unreasonably withheld, conditioned or delayed and subject to governmental requirements. Landlord will not permit any tenant or third party, other than Tenant, or its subtenants or assignees, to place or maintain any sign on or above the Premises.

(b) Other Signs. Tenant will have the right to install temporary banner signs (such as "Future Home of Fresh Thyme Farmers Market," "Now Hiring," "Opening Soon," or "Now Open" signs), on the Premises. Any such banners will be professionally prepared and shall comply with all applicable laws and regulations. Tenant will have the right to affix window or door appliques and other treatments commonly used at Tenant's store locations, including, without limitation, those identifying Tenant's hours of operation or the credit cards accepted by Tenant. Tenant will remove all signs and appliques at the termination of this Lease, and will repair any damage caused by such removal.

(c) Communications Equipment. Landlord hereby agrees that at any time during the Term, Tenant shall have the right at its sole cost and expense, to install, service, replace, operate and maintain on the roof of the Premises, a satellite communications dish, links or antennas and related equipment of a size to be pre-approved by Landlord; provided, the foregoing shall be subject to and conditioned upon, (i) the compliance by Tenant with all terms and conditions of this Lease applicable in any manner to the foregoing, (ii) the foregoing not vitiating or compromising in any manner any warranty with respect to the roof of the Premises; it being expressly understood that if any such installation or maintenance requires penetration of the roof of the Premises, then such installation and maintenance shall be performed by or under the direct supervision of Landlord and/or Landlord's roof contractor, and (iii) the compliance by Tenant with all applicable laws with respect to the foregoing.

9. Taxes.

(a) "Real Estate Taxes" means all real property taxes and assessments and levies, whether general or special, ordinary or extraordinary, of every nature and kind whatsoever, including all services to the Premises which may be taxed, assessed, charged, levied, or imposed at any time, or from time to time, during the Term, upon or against this Lease, or the Premises, or the occupancy, use or possession thereof, or any estate, right, title or interest of Landlord and of Tenant (other than any Taxes on Tenant's personal property), or either of them, in or to the Premises reflecting the maximum discount, if any, available by making early payment (regardless of whether early payment is actually made), plus reasonable expenses directly incurred by Landlord in contesting the validity of, or in seeking a reduction in, or in seeking to prevent an increase in any such tax(es) or assessment(s), and less any rebates, credits or abatements from such authorities that are granted or agreed upon with respect to the tax parcels; provided, however, that as regards any assessment that under applicable laws may be paid in installments, there will be included within the meaning of the term Real Estate Taxes with respect to any tax fiscal year only the current annual installment. Real Estate Taxes will not include any of the following: (i) any franchise, gift, estate, inheritance, conveyance, transfer, capital investment or other tax assessed against Landlord or Landlord's heirs, successors or assigns; (ii) any income, excess profits or other tax, assessment, charge, or levy on the Rent payable by Tenant under this Lease; (iii) any property tax applicable to any land or improvements not within the boundaries of the Premises; or (iv) any interest, fine, or penalty for late payment or nonpayment by Landlord of any Real Estate Taxes, unless the same is proximately caused by Tenant's failure to timely pay its pro rata share of Real Estate Taxes required herein.

(b) Payment by Tenant. Landlord will cause the taxing governmental authority to send tax bills to Tenant (as a "tenant" not the "owner") for the Real Estate Taxes for each tax year during the Term, and Tenant will pay such Real Estate Taxes directly to such taxing governmental authority prior to the date on which such Real Estate Taxes become delinquent. Real Estate Taxes for the first full calendar year of the Term are estimated to be $5.15 per square foot of the building that is part of the Premises.

(c) Proration at Beginning and End of Term. All Real Estate Taxes for any tax fiscal year a portion of which falls within the Term following the Commencement Date and a portion of which falls either before the Commencement Date or after the end of the Term will be prorated by multiplying the amount of Real Estate Taxes for such tax fiscal year by a fraction having as its numerator the number of days in such tax fiscal year that fall within the Term following the Commencement Date and having as its denominator the total number of days in such tax fiscal year.

(d) Right to Contest. Landlord will, within 30 days of receiving notification thereof, send to Tenant notice of all assessments for Real Estate Taxes. If Landlord fails to file an allowed contest of the amount or validity of Real Estate Taxes for such tax year within 30 days after Tenant's written request to Landlord to do so, then Tenant will have the right, at Tenant's expense, to contest the amount or validity of Real Estate Taxes for such tax year by appropriate and allowed administrative and legal proceedings

brought either in Tenant's name, Landlord's name or jointly with Landlord, as Tenant and Landlord may deem appropriate, by counsel mutually selected by Landlord and Tenant, and engaged by Tenant. Landlord will execute and deliver to Tenant whatever documents may be reasonably necessary or proper to permit Tenant to contest Real Estate Taxes or that may be necessary to secure payment of any refund that may result from any such proceedings. Any refund resulting from a proceeding brought either by Tenant or Landlord or by them jointly will be applied first to reimburse the party or parties who brought the proceeding for the costs incurred with the proceeding, and then to reimburse Tenant for the difference between the amount Tenant paid for Real Estate Taxes for each tax year involved in the proceeding and the amount Tenant would have been required to pay if the Real Estate Taxes had been assessed in accordance with the decision rendered in the proceeding, together with interest on the amount of such difference at the annual rate allowed by the court on the overpayment of Real Estate Taxes. Any remaining balance will be paid to Landlord.

10. Maintenance and Repairs.

(a) Landlord's Obligations. At Landlord's sole cost and expense, Landlord will maintain, repair and replace (i) the structural elements of the building that is part of the Premises, including, but not limited to, the concrete slab, footings and roof (and Landlord will replace the roof if and when reasonably necessary as determined by a third party roofing contractor), (ii) the exterior surfaces of the building (excluding the windows, doors and plate glass of the building), (iii) the utilities for the building beyond the meters for the building, and (iv) such portions of the Premises required to be maintained by Landlord under Section 10(b), as necessary to keep the same in good order, condition and repair, ordinary wear and tear and damage by casualty excepted and otherwise keep the roof free of leaks. Tenant, and not Landlord, will make repairs otherwise required to be performed by Landlord by this Section 10(a) if such repair is necessitated by the negligence of Tenant or Tenant's employees, agents or contractors, or by any work performed by or on behalf of Tenant in the Premises.

(b) Tenant's Obligations. At Tenant's sole cost and expense, Tenant will maintain, repair and replace (i) all non-structural elements of the building that is part of the Premises, except as set forth in Section 10(a), including the interior walls, interior ceiling, windows, doors and plate glass of the building, (ii) the roof membrane, roof covering, gutters and downspouts of the building, (iii) all utilities for the building from the meters into the building, (iv) Tenant's building signs, monument and/or pylon signs (if any), cart corrals, trash compactor and grease interceptor, (v) the heating, ventilating and air conditioning system serving the building, (vi) the loading dock for the building, and (vii) the driveways, walkways, parking lot, parking lot lighting and landscaping that are part of the Premises, as necessary to keep the same in good order, condition and repair, ordinary wear and tear and damage by casualty excepted. Landlord, and not Tenant, will make repairs otherwise required to be performed by Tenant by this Section if such repair is covered by any construction or product warranty of Landlord or is necessitated by the negligence of Landlord or Landlord's employees, agents or contractors. Landlord will assign the existing roof warranty to Tenant and/or assist with the Tenant's enforcement of the existing roof warranty, to the extent of any remaining warranty.

11. Payment of Utility Bills.

(a) Separate Metering. Landlord will furnish and install, without expense to Tenant, all electric, water, gas, sanitary and storm sewer lines to the Premises and equipment required to provide service, and provide separate meters to measure Tenant's individual consumption of utilities, if applicable. Landlord shall not be liable in damages or otherwise, nor shall there be an abatement of Rent, nor shall the same constitute an eviction of Tenant, if the furnishing by any supplier of any utility service, telephone service or other service to the Premises shall be interrupted, reduced, curtailed or impaired, howsoever such interruption may be caused, and this Lease shall continue in full force and effect despite any such

interruptions, except that if any utility service to the Premises is interrupted due to the negligence or willful misconduct of Landlord, and if such interruption renders the whole or a material portion of the Premises unsuitable, as reasonably determined by Tenant and Landlord, for the conduct of the Tenant's use hereunder, subject to and in accordance with the conditions and limitations contained herein, and Tenant does not operate in the Premises, for a period of 3 consecutive days after receipt by Landlord of written notice of untenantability or unsuitability from Tenant, then, as Tenant's sole and exclusive remedy, Base Rent for the portion of the Premises rendered untenantable or unsuitable, shall abate pro rata from and after said third (3rd) consecutive day until the services or Premises are restored to such a condition that the portion of the Premises affected is again rendered tenantable or suitable.

(b) Payment of Utility Bills. Tenant will promptly pay all charges (based on consumption) for electricity, water, gas, telephone service, sewer service, and other utilities furnished to the Premises directly to the utility providing such service. Tenant will be entitled to any credits, rebates or other monies payable with respect to the Premises by governmental authorities or utility providers for the use of particular equipment or fixtures, including, but not limited to, those rebates given for use of energy efficient lighting or air conditioning systems.

12. Alterations. After completion of Tenant's Work, Tenant will not make any exterior or structural alterations or additions to the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld. Tenant will have the right in its sole discretion to make any interior, nonstructural alterations or additions or perform any interior remodeling of a nonstructural nature, upon prior written notice to Landlord. All alterations and additions to the Premises by Tenant must be made in accordance with all applicable laws and, except for trade fixtures, machinery, equipment, shelving, trash compactors, cash registers, signs and other personal property of Tenant, will remain at the end of the Term for the benefit of Landlord. Notwithstanding the foregoing, Landlord may require Tenant to remove certain alterations or improvements to the Premises by Tenant and repair any damage caused by such removal by notifying Tenant at the time Landlord consents to such alterations or improvements (or, with respect to permitted alterations or improvements, at the time Tenant notifies Landlord of the construction of the same). Tenant shall use commercially reasonable efforts not to perform any work which would result in a labor dispute.

13. Mechanics' Liens. Tenant will promptly pay for all materials supplied to Tenant and work done for Tenant with respect to the Premises so as to ensure that no lien is filed against any portion of the Premises or Landlord or Tenant's interest therein. If a lien is filed, Tenant will pay, discharge or if acceptable to Landlord's lender, otherwise secure such lien at its expense within 30 days after receipt by Tenant of notice thereof, failing which Landlord may at its option discharge the lien by paying the amount claimed to be due in court or directly to the lien claimant and the amount so paid, together with all reasonable expenses of Landlord, including reasonable legal fees, will be paid by Tenant to Landlord as Rent. In addition, if any such mechanics' or materialmen's lien should be filed and/or claimed against any portion of the Premises, then Tenant shall indemnify, defend and hold harmless Landlord, its mortgagee, as applicable, and its successors and assigns, from and for all costs, expenses and damages resulting from such lien. If any action or proceeding is brought against Landlord, by reason of any such claim, Landlord shall tender defense of any such claim which is subject to Tenant's indemnity to Tenant in sufficient time to avoid prejudice to Tenant for handling by counsel of Tenant's selection and reasonably acceptable to Landlord.

14. Indemnity and Insurance.

(a) Insurance. From the date on which Tenant enters upon the Premises for the performance of Tenant's Work and continuing until the end of the Term, Tenant will maintain, at Tenant's sole cost and expense, the following insurance coverages:

(i) Property Coverage. Tenant shall maintain property insurance with respect to the Premises and all improvements (including without limitation the building that is part of the Premises), fixtures and personal property insuring against any peril now or hereafter included within the classification of "Special Form" insurance. Said property insurance will be in an amount equal to the full replacement cost of the Premises and all improvements (including without limitation the building), fixtures and personal property.

(ii) Boiler and Machinery Coverage. Tenant shall maintain broad form, replacement cost basis boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, equipment and air conditioning or heating units located in, on or about the Premises and insurance against physical loss, rental loss, extra expense, expediting loss and loss of occupancy or use arising from any breakdown.

(iii) Business Interruption. Tenant shall maintain business loss or interruption insurance in an amount to provide proceeds that will cover a period of not less than 12 months from the date of casualty or loss.

(iv) Builder's Risk. Tenant and/or Tenant's general contractor shall maintain builder's risk insurance at all times during which structural construction, repair or alterations are being made with respect to the Premises.

(v) Commercial General Liability Insurance. Tenant shall maintain commercial general liability insurance for the Premises, including bodily injury and property damage liability insurance, in amounts not less than $1,000,000 per occurrence, $2,000,000 general aggregate, and $5,000,000 excess/umbrella liability coverage.

(vi) Liquor Liability/Dram Shop. If alcoholic beverages are sold or served at the Premises by Tenant, Tenant shall maintain dram shop coverage in amounts not less than $1,000,000 per occurrence and $2,000,000 general aggregate.

(vii) Automobile. Tenant shall maintain automobile liability insurance in an amount not less than $1,000,000 combined single limit.

(viii) Workers' Compensation. Tenant shall maintain workers' compensation insurance as required by Illinois law.

(b) Policy Requirements. Landlord, Landlord's lender (if any), and Landlord's management company (if any), will be named as additional insureds and/or loss payees (as applicable and to the extent possible). All insurance will be issued by an insurance company or companies with a financial rating of at least VII and a policy holder's rating of not less than A- in the most current available "Best's Key Rating Insurance Guide", and may be carried in a single policy or a combination of primary and excess liability policies or under a blanket policy covering the Premises and any of Tenant's other stores and be written by a company authorized to do business in the state of the location of the Premises. Any property policy obtained by Tenant must permit or include a waiver of subrogation in favor of Landlord consistent with the provisions of Section 14(c). A certificate of such insurance required to be carried hereunder shall be delivered to Landlord at least 15 days prior to the date on which Tenant enters upon the Premises for the performance of Tenant's Work therein and not less than 15 days prior to the expiration or cancellation of any of the insurance policies required to be maintained by Tenant under this Lease. The parties acknowledge that it shall be the Tenant's obligation to insure the Premises, including all improvements upon the Premises. In addition to the foregoing, in the event Landlord's lender shall reasonable require insurance coverage in form, substance, or limits other than as set forth above, Tenant shall provide or

modify its coverage and policies to comply with such reasonable requirements, to the extent such requirements are consistent with Tenant's then insurance program.

(c) Indemnities.

(i) Tenant's Indemnity. Subject to Section 14(c), Tenant will indemnify, defend and hold Landlord and Landlord's shareholders, officers, directors, partners, mortgagees, members, managers (including property managers) and employees harmless from and against any and all claims, actions, damages liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) allegedly or actually (A) arising from or out of any accident or occurrence in, on or about the Premises, (B) arising from or out of Tenant's Work or any other work completed by Tenant at or in the Premises, or (C) occasioned by any act or omission of Tenant or Tenant's employees, agents, contractors, subtenants, licensees or concessionaires, except to the extent that any of the foregoing arise from or out of the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors and are not covered by the commercial general liability insurance maintained by Tenant pursuant to Section 14(a).

(ii) Landlord's Indemnity. Subject to Section 14(c), Landlord will indemnify, defend and hold Tenant and Tenant's shareholders, officers, directors, partners, members, managers, employees, subtenants, licensees and concessionaires harmless from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) allegedly or actually occasioned by any act or omission of Landlord or Landlord's employees, agents or contractors, except to the extent that any of the same arise from or out of the negligence or willful misconduct of Tenant or Tenant's employees, agents, contractors, subtenants, licensees or concessionaires.

(d) Waiver of Subrogation. Landlord and Tenant expressly waive any and every claim that arises or may arise in such party's favor against the other party and the other party's shareholders, officers, directors, partners, members, managers and employees during the Term for any and all loss of or damage to any of such party's property, located within or upon or constituting a part of the Premises, which loss or damage is caused by a peril required by this Lease to be covered by the insurance of the party incurring the loss to the extent of the required coverage or, if greater, to the extent of the actual recovery under any insurance policy covering the party incurring the loss. Landlord and Tenant also waive on behalf of any insurer providing insurance to such party, any right of subrogation that such insurer might otherwise acquire against the other party or the shareholders, officers, directors, partners, members, managers or employees of either party by virtue of losses to Landlord or Tenant the claims for which are waived by the preceding sentence.

15. Damage by Fire or Other Casualty.

(a) Tenant's Right to Terminate. If (i) more than 50% of the building that is part of the Premises is damaged or destroyed by a fire or other casualty ("Casualty") or (ii) during the last 12 months of the Term, more than 30% of the building that is part of the Premises is damaged or destroyed by Casualty, then Tenant will have the right to terminate this Lease, effective as of the date of the Casualty.

(b) Landlord's Right to Terminate. If (i) more than 50% of the building that is part of the Premises is damaged or destroyed by Casualty, or (ii) during the last 12 months of the Term, more than 30% of the building that is part of the Premises is damaged or destroyed by Casualty, then Landlord will have the right to terminate this Lease, effective as of the date of the Casualty; provided however, if Tenant exercises its option to extend the Term for the next Renewal Option (if one that Tenant then has the right to exercise remains unexercised) within 15 days after delivery of Landlord's termination notice, Landlord's termination notice will be deemed null and void.

(c) Tenant's Repair Obligation. Tenant's obligation will be to restore all portions of the Premises affected by a Casualty to their condition immediately preceding such Casualty. Tenant will use commercially reasonable efforts to pursue receipt of all available insurance proceeds and will proceed diligently to complete such repair and restoration work.

(d) Abatement of Rent. There shall be no abatement of Rent as a result of a Casualty.

16. Condemnation.

(a) Total Taking. If the whole of the Premises is acquired or condemned by, or transferred under threat of, eminent domain for any public or quasi-public purpose (a "Taking"), this Lease will terminate as of the date possession of the Premises is transferred to the condemning authority. If this Lease is terminated by virtue of a Taking, all Rent will be paid up to the date of termination of this Lease.

(b) Tenant's Right to Terminate In the event 20% or more of the floor area of the building that is part of the Premises, or more than 15% of the parking area located within the Premises, is taken by the exercise of the power of eminent domain, or sold under threat of eminent domain, then Tenant, as its sole remedy, may terminate this Lease by written notice to Landlord given within 60 days after the taking of legal title thereto by the applicable governmental authorities, and upon such notice being given the Term of this Lease shall automatically terminate.

(c) Landlord's Right to Terminate. If so much of the Premises is subject to a Taking that, in Landlord's reasonable business judgment, the portion remaining after the Taking will be insufficient to operate in an economically viable manner as a retail business, then Landlord may terminate this Lease by notice to Tenant effective as of the date possession of Premises is transferred to the condemning authority.

(d) Partial Taking of Premises. In the event a Taking occurs and this Lease is not terminated as provided above, then Landlord will promptly restore, at Landlord's sole cost and expense, all portions of the Premises affected by the Taking to a condition comparable to their condition immediately preceding the Taking, less the portion lost in the Taking, but Landlord's restoration obligations shall be limited to the extent of the condemnation award available to Landlord; provided, however, if the condemnation award available to Landlord for such restoration is less than the amount required by Landlord to repair and reconstruct the Premises (other than Tenant's leasehold improvements) to the condition immediately prior to the fire or other casualty as is reasonably possible, then, within 30 days after receiving the information required to make the determination that the condemnation award is so insufficient, Landlord shall so notify Tenant in writing, which such notice shall include the amount by which such condemnation award is insufficient, and Tenant may elect, within 30 days after Tenant's receipt of such notice from Landlord, to terminate this Lease. If Tenant so elects to terminate this Lease, Landlord shall have the one-time right to nullify such termination by written notice to Tenant given within twenty (20) days of Tenant's termination notice, in which case this Lease shall remain in full force and effect and Landlord shall be responsible for the amount by which such condemnation award is insufficient, and shall restore the Premises (other than Tenant's leasehold improvements) as required herein. Anything in this Section 16 to the contrary notwithstanding, if Tenant is not open and operating in the Premises, Landlord shall not be required to restore the Premises unless and until Tenant has agreed in writing that it shall reopen the Premises for at least one (1) day in the same manner and in the same time period as required at the commencement of the Term, following such restoration. In such event, this Lease will continue in full force and effect, except that from and after the Taking, Rent will be reduced in proportion to the reduction, if any, in the square footage of the Premises as a result of the Taking.

(e) Award. In the event of any condemnation or taking, whether partial or total, each party will have the right to claim and recover from the condemning authority the amount of actual provable damage to such party; provided, however, in no event shall Tenant be entitled to receive any award for loss of leasehold or which would otherwise reduce the amount of the award available to Landlord.

17. Assignment and Subletting.

(a) Tenant will not voluntarily, by operation of law or otherwise assign this Lease or any interest therein, or sublet the Premises or any part thereof, without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Any assignment or subletting without such consent will be void, and will, subject to the default provisions of this Lease, at the option of Landlord, constitute a default under the terms of this Lease. A consent to one assignment, subletting, occupation or use by any other person will not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

(b) Not less than 30 days prior to the proposed sublease or assignment, Tenant will provide Landlord with a copy of any proposed sublease or assignment that contains the name and address of the proposed subtenant or assignee, the anticipated effective date of the proposed sublease or assignment, the duration of the term of any proposed sublease, and the amount of space any proposed subtenant will occupy. In addition, Tenant will provide reasonably detailed information regarding the proposed subtenant's or assignee's financial condition and credit history, relevant business history and experience, together with any other pertinent information that Landlord may reasonably require. If Landlord does not provide Tenant with written notice that it is withholding consent to the proposed sublease or assignment within 10 business days after receipt by Landlord of the items set forth in this Section 17(b), then Tenant shall deliver written notice to Landlord advising of Landlord's failure to respond and if Landlord continues to be non-responsive within 7 business days following Landlord's receipt of such written notice, Landlord's consent to the proposed sublease or assignment will be deemed given by Landlord.

(c) If Landlord consents to a proposed assignment or sublease, the form of such assignment or sublease will be reasonably satisfactory to Landlord and will (i) incorporate this Lease in its entirety and be subject to its terms, (ii) provide that Tenant will remain primarily liable under this Lease, (iii) provide that subtenant will comply with all terms and conditions of this Lease, (iv) provide for assumption by an assignee of all the terms, covenants and conditions that this Lease requires Tenant to perform, and (v) include a requirement that any subtenant attorn to Landlord. Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original, duly executed assignment or sublease, as the case may be, in a form reasonably satisfactory to Landlord, as set forth herein.

(d) Tenant will pay all costs and expenses incurred by Landlord (including, without limitation, attorney's fees incurred in connection with reviewing any documents and materials relating to any proposed assignment and/or sublease) in connection with any proposed assignment and/or sublease in an amount not to exceed $2,000.00. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises.

(e) For any proposed assignment or sublease requiring Landlord's consent herein, Landlord will have the right at any time within 30 days after receipt of the items in Section 17(b), to recapture the Premises and terminate this Lease upon a 30 day written notice to Tenant, in which case the parties will have no further obligations or liabilities to each other after such termination. Tenant shall continue to pay all Rent due hereunder and keep, perform and observe all of the terms, covenants and conditions on Tenant's part to be kept, performed and observed as provided in this Lease for the period between the date written notice of an election to terminate is given by Landlord and the effective date of such termination. After the date on which Tenant ceases its business operations at the Premises, Landlord

shall be entitled to enter the Premises and exhibit the same to any prospective tenant (including the intended assignee or subtenant), purchaser or lender without being liable to Tenant for trespass or breach of any covenant contained in this Lease. If Landlord exercises such right of termination, upon the effective date of termination, Landlord and Tenant shall be relieved of and from any and all further liability or obligations pursuant to this Lease thereafter accruing and Tenant shall surrender the Premises to Landlord in accordance with this Lease.

(f) Notwithstanding anything to the contrary contained in this Section, Tenant may, without being required to obtain Landlord's consent (but only following prior written notice to Landlord), assign this Lease or sublet all or any portion of the Premises (as applicable) to (i) a subsidiary or affiliate that controls Tenant or is controlled by Tenant, (ii) the resulting successor entity following a merger, consolidation or reorganization or public offering of Tenant, or (iii) any entity that acquires all or substantially all of Tenant's assets or stock (collectively, an "Approved Transferee"). In the event of a transfer to an Approved Transferee Tenant will remain fully liable for all of the tenant obligations under this Lease. Not less than 30 days prior to the effective date of any transfer to an Approved Transferee, Tenant will provide Landlord with copies of the documents evidencing such transaction and such evidence as Landlord may reasonably require to establish that such transaction falls within the terms and provisions of this Section.

18. Use.

(a) Permitted Use. Tenant will initially open, use and operate the Premises as a grocery store selling food, vitamins, supplements, natural living products, and if permitted by applicable laws, wine and beer (the "Products"), and at the option of Tenant, for ancillary uses in the interior of the Premises such as a bank, shipping/postal center, photo shop or other uses typically found in the interior of Tenant's grocery stores. At any time during the Term of this Lease, Tenant will have the right to use the Premises for any lawful use not otherwise prohibited by this Lease.

(b) Operation. Tenant will open for business to the public in the Premises, fully stocked as a Fresh Thyme Farmers Market for at least one day, within 180 days after the Commencement Date. Except for the foregoing opening covenant, Tenant will not be obligated to continuously or otherwise, operate a business in the Premises. If after opening, Tenant closes for business for a period in excess of 180 consecutive days, excluding periods of inoperation due to Temporary Closures, Landlord will have the right at any time thereafter to recapture the Premises and terminate this Lease upon a 60 day written notice to Tenant. "Temporary Closures" means a period not to exceed 90 days in the aggregate where the Premises is not open due to condemnation proceedings, damage or destruction, temporary closures for remodeling or renovation or any Force Majeure event defined herein.

19. Warranties and Representations.

(a) Landlord's Warranties, Representations and Site Covenants. Landlord represents, warrants and covenants to Tenant that:

(i) Quiet and Peaceful Enjoyment. So long as Tenant is not in default under this Lease beyond applicable cure periods, Tenant will have quiet and peaceful use, enjoyment and occupancy of the Premises.

(ii) Title and Restrictions. Landlord is the owner of the Premises and the Premises is (or as of the Delivery Date will be) free and clear of any mortgages, encumbrances, leases or restrictions that would prohibit Tenant's use of the Premises for the sale of Products or would adversely restrict the right of Tenant, its employees, customers and invitees to use the Premises in accordance with

the terms of this Lease. Landlord's title to the Premises is subject only to the Permitted Encumbrances identified on Exhibit "F" hereto, and (A) none of the Permitted Encumbrances prohibits the use of the Premises as a grocery store or liquor store, and (B) no joinder or approval of another person or entity is required with respect to Landlord's right and authority to enter into this Lease.

(iii) Certificate of Authority. If Landlord is a corporation, limited liability company, partnership or trust, Landlord covenants that it is duly constituted under the laws of the state of its organization, and that its officer, member, manager, partner or trustee who is acting as its signatory in this Lease is duly authorized and empowered to act for and on behalf of the entity or trust.

(iv) No Litigation. To Landlord's actual knowledge, there are no judicial, quasi-judicial, administrative or other orders, injunctions, moratoria or pending proceedings against Landlord or the Premises that preclude or interfere with, or would preclude or interfere with, the construction contemplated herein or the occupancy and use of the Premises by Tenant for the purposes herein contemplated.

(v) Hazardous or Toxic Substances. To Landlord's actual knowledge and except as disclosed in the Annual Environmental Audit prepared by Bureau Veritas North America, Inc., dated June 21, 2013 (Project No. 10013-013028.05), Landlord has not used, discharged, dumped, spilled or stored any Hazardous Substance (defined below) on or about the Premises in violation of Environmental Law, and has received no notice of such occurrence and has no knowledge that any such condition exists at the Premises. If any Hazardous Substances are found at, in or on, or beneath the Premises subsequent to the date of this Lease, the presence of which is not the result of a breach of Tenant's covenant set forth in Section 19(b)(iii) below, Landlord shall: (A) so notify Tenant; (B) promptly (and in no event later than 15 days following demand by Tenant) determine Landlord's obligations with respect to such Hazardous Substances under applicable Environmental Laws and notify Tenant of such determination; (C) if required by any Environmental Law(s), promptly thereafter undertake to contain and/or remove such Hazardous Substances, investigate the extent of any contamination, and remediate any contamination caused thereby, in accordance with and to the extent required by Environmental Law(s); and (D) prosecute such containment, removal, investigation and/or remediation to conclusion, and complete all repairs to the Premises made necessary thereby, with all due diligence after the date on which Landlord determines its obligations with respect to such Hazardous Substances. From and after the Commencement Date, Landlord shall defend, indemnify and save Tenant and each of its directors, officers, employees and agents, and their respective personal representatives, heirs, successors and assigns (collectively, the "Tenant Indemnified Parties"), harmless from and against any and all claims, damages, fines, penalties, injunctive relief, remedial action, response costs, or other costs and expenses, including reasonable attorneys' fees, in any manner arising out of, based upon or in connection with: (1) the presence, use, storage, deposit, generation, treatment, handling, recycling, release or disposal of any Hazardous Substances by Landlord or any party that is in privity of contract with Landlord with respect to any contract concerning the Premises, at, in, on, under or about the Premises in a form, quantity or manner which if known to be present at, in, on, under or about the Premises would require clean-up, removal or some other remedial action under any Environmental Laws, or the transportation of any Hazardous Substances to or from the Premises; (2) the violation or alleged violation by Landlord of any Environmental Laws, permit, judgment or license relating to the presence, use, storage, deposit, generation, treatment, handling, recycling, release or disposal of any Hazardous Substances on, under, in or about the Premises, or the transportation of any Hazardous Substances to or from the Premises; or (3) any breach of Landlord's covenants, warranties and representations set forth herein in Section 19(a)(v). This indemnification of the Tenant Indemnified Parties by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by a state or local government agency, a political subdivision or a private party. If any action or proceeding is brought against the Tenant Indemnified Parties which is subject to Landlord's indemnity, Tenant shall tender defense of any such claim

which is subject to Landlord's indemnity to Landlord in sufficient time to avoid prejudice to Landlord for handling by counsel selected of Landlord's selection and reasonably acceptable to Tenant, and in any case, Landlord shall control any remediation. The term "Hazardous Substance" includes, without limitation, any material or substance that is (W) defined or listed as a "hazardous waste", "extremely hazardous waste", "restrictive hazardous waste" or "hazardous substance" or considered a waste, condition of pollution or nuisance under any Environmental Law (as defined below); (X) petroleum or a petroleum product or fraction thereof; (Y) asbestos; and/or (Z) substances known to cause cancer and/or reproductive toxicity. The term "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, order, consent, decree, judgment or common-law doctrine, interpretation thereof, and provisions and conditions of permits, licenses, plans, approvals and other operating authorizations whether currently in force or hereafter enacted relating to health, industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Federal Water Pollution Control Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Solid Waste Disposal Act; the Clean Water Act; the Clear Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the National Environmental Policy Act, as such laws are amended and the regulations and administrative codes applicable thereto. It is the intent of the parties hereto to construe the terms "Hazardous Substance" and "Environmental Law" in their broadest sense.

(vi) Easements. Landlord will not subdivide, parcel or otherwise divide the Premises or create, amend, modify, or terminate any easements or existing easement agreements or other agreements relating to the Premises that would materially and adversely affect Tenant's rights or obligations under this Lease, without Tenant's prior written consent, which consent will not be unreasonably withheld.

(vii) Interference with Tenant's Reception/ Transmission. Landlord will not install or permit to be installed any radio or other transmitting equipment that would cause any material interference with satellite, radio or television reception or transmission in or from the Premises.

(viii) Notices Affecting the Premises. Landlord will promptly forward to Tenant any written notice affecting the Premises received by Landlord from any municipal or governmental authority, in connection with any hearing or other administrative procedure relating to the use or occupancy of the Premises or any such neighboring property.

(ix) Foreign Entity Attestation. Landlord is not a non-resident alien, or foreign corporation, a foreign partnership, a foreign trust or a foreign estate (as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder) and Landlord's social security number or federal tax identification number and home or office address are as shown herein. Landlord acknowledges that this attestation may be disclosed to the Internal Revenue Service pursuant to federal law.

(b) Tenants Warranties and Representations. Tenant represents, warrants and covenants to Landlord that:

(i) Tenant's Authority. Tenant is a duly constituted limited liability company organized under the laws of the State of Delaware; it has the power to enter into this Lease and perform Tenant's obligations under this Lease; and the persons executing this Lease on Tenant's behalf have the right and lawful authority to do so.

(ii) Hazardous or Toxic Substances. Tenant covenants that from and after the Delivery Date Tenant shall not locate, store, dispose of, release or discharge any Hazardous Substances on, from or to the Premises in violation of any Environmental Laws. If any Hazardous Substances are found at,

in or on, or beneath the Premises subsequent to the date of this Lease, the presence of which is caused solely by Tenant, Tenant's agents, contractors, employees, or invitees, Tenant shall: (A) so notify Landlord; (B) if required by any Environmental Law(s), promptly undertake to contain and/or remove such Hazardous Substances, investigate the extent of any contamination, and remediate any contamination caused thereby, in accordance with such Environmental Law(s); and (C) prosecute such containment, removal, investigation and/or remediation to conclusion, and complete all repairs to the Premises made necessary thereby, with all due diligence after the date on which Tenant determines its obligations with respect to such Hazardous Substances. From and after the Delivery Date, Tenant shall indemnify and save Landlord and each of its directors, officers, members, managers (including property managers, if applicable), mortgagees, employees and agents, and their respective personal representatives, heirs, successors and assigns (collectively, the "Landlord Indemnified Parties"), harmless from and against any and all claims, damages, fines, penalties, injunctive relief, remedial action, response costs, or other costs and expenses, including reasonable attorneys' fees, to the extent caused by: (1) Tenant's, or its agents' or employees' location, use, storage, deposit, generation, treatment, handling, recycling, release or disposal of any Hazardous Substances at, in, on, under or about the Premises in a form, quantity or manner which if known to be present at, in, on, under or about the Premises would require clean-up, removal or some other remedial action under any Environmental Laws; (2) the violation or alleged violation, by Tenant, of any Environmental Laws, permit, judgment or license relating to the presence, use, storage, deposit, generation, treatment, handling, recycling, release or disposal of any Hazardous Substances on, under, in or about the Premises; or (3) any breach of Tenant's covenants set forth herein. This indemnification of the Landlord Indemnified Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by a state or local government agency, a political subdivision or a private party. In case any action or proceeding is brought against the Landlord Indemnified Parties which is subject to Tenant's indemnity, Landlord shall tender defense of any such claim which is subject to Tenant's indemnity to Tenant in sufficient time to avoid prejudice to Tenant for handling by counsel of Tenant's selection and reasonably acceptable to Landlord.

(c) Survival. All representations, warranties, covenants and indemnities contained herein will survive the termination of this Lease.

20. Estoppel Certificates. Tenant, at any time and from time to time upon not less than 10 business days' prior written notice from Landlord, will execute and deliver to Landlord a statement in the form provided by Landlord (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord under this Lease, or specifying such defaults if they are claimed evidencing the status of this Lease, and (c) containing such other information regarding this Lease (and/or information regarding Tenant) as Landlord reasonably requests. Tenant's failure to deliver an estoppel certificate within 5 business days' after a second written request from Landlord will be conclusive upon Tenant that (i) this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) to Tenant's knowledge there are no uncured defaults in Landlord's performance, (iii) no Rent has been paid in advance except as set forth in this Lease, and (iv) such other reasonable and customary information regarding this Lease and Tenant set forth therein by Landlord is true and complete.

21. Subordination.

(a) Subordination. This Lease will be subject and subordinate to all mortgages and deeds of trust that now affect the Premises, together with all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such mortgage or

deed of trust will advise Landlord that it or they desire to require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant will promptly execute, acknowledge and deliver any and all documents or instruments that Landlord or such lessor, holder or holders deem necessary or desirable for purposes therefor. Landlord will have the right to cause this Lease to be and become and remain subject and subordinate to any and all mortgages or deeds of trust that may hereafter be executed covering the Premises or any portion thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advance, together with interest thereon, and subject to all of the terms and provisions thereof (so long as the beneficiary of such encumbrance agrees not to disturb Tenant's possession of the Premises and rights under this Lease so long as Tenant is not in default of its obligations under this Lease, following all applicable notice and cure periods).

(b) Landlord's Mortgagees. Within 15 days after written request from Landlord or Tenant, the non-requesting party will execute and deliver to the requesting party an agreement in the form and substance of Exhibit "E" or such other commercially reasonable form requested by Landlord's lender, subordinating Tenant's rights to the lien of any first mortgage now or hereafter encumbering the Premises. Tenant, however, will not be required to subordinate Tenant's rights under this Lease to any future mortgage unless and until the holder of such mortgage executes and delivers to Tenant a written non-disturbance agreement also in the form and substance of Exhibit "E" or such other commercially reasonable form requested by Landlord's lender.

22. Change of Landlord. In the event of any sale, assignment, exchange or other conveyance of Landlord's interest in the Premises, Landlord will be relieved of all liability under this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale, assignment, exchange or conveyance; provided however such release of Landlord is conditioned upon the purchaser or assignee agreeing in writing to assume all of Landlord's liability under this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale, exchange or conveyance and assignment. Upon such a sale, assignment, exchange or other conveyance, Tenant will be bound to the successor under all of the terms of this Lease for the balance of the Term with the same force and effect as if the successor were the Landlord under this Lease, and Tenant will attorn to the successor as the Landlord, such attornment to be effective upon written notice thereof given by Landlord to Tenant.

23. Tenant's Financing. Tenant may, from time to time, without Landlord's consent, secure financing or general credit lines and grant the lenders thereof, as security therefor, (a) a security interest in Tenant's fixtures, trade fixtures, furnishings, inventory, equipment, merchandise, cash or accounts receivable (collectively, "Personalty"), and (b) subject to terms reasonably acceptable to Landlord, the right to enter the Premises during the Term of this Lease to remove any Personalty so pledged, provided that the Premises is promptly repaired.

24. Tenant's Property; Waiver of Landlord's Liens. All of the Personalty will be and remain the personal property of Tenant. Landlord subordinates any liens that Landlord may have against Tenant's owned or leased Personalty to the lien or interest of any lender, whether such lien is statutory, constitutional or contractual, or arises out of operation of law or otherwise.

25. Commencement Date Agreement. Landlord and Tenant will execute, no later than the 60th day after the Commencement Date, a Commencement Date Agreement in substantially the form attached hereto as Exhibit "G". Such Commencement Date Agreement will thereafter be conclusive of the information contained therein.

26. Expiration of Term and Holding Over. All of the Personalty, including signs and color effects, will be removable by Tenant or by any subtenant(s) any time prior to the expiration or earlier termination

of this Lease. Tenant will promptly repair any damage to the Premises occasioned by the removal of the Personalty (except for small holes caused by nails, fasteners and the like) and to surrender the Premises broom clean, in as good condition as on the date of Tenant's opening for business therein, ordinary wear and tear, casualty and condemnation and damage subject to Landlord's repair obligations contained herein excepted. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes: (a) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (b) creation of a tenancy at sufferance, upon the terms and conditions set forth in this Lease; provided, however, that the monthly Base Rent will be equal to 150% of the total monthly Base Rent being paid monthly to Landlord under this Lease immediately prior to such termination. If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the monthly Base Rent set forth in the preceding sentence.

27. Force Majeure. Except as expressly provided otherwise in this Lease, in the event that Landlord or Tenant is delayed or hindered in, or prevented from, the performance of any act required under this Lease by reason of inability to procure materials, delay by the other party, failure of power or unavailability of utilities, riots, insurrection, war or other reason of a like nature not the fault of such party or not within its control, acts of God, governmental laws or regulations without fault and beyond the control of the party obligated, then performance of such act will be excused for the period of delay, and the period for the performance of any such act will be extended for a period equivalent to the period of such delay (collectively, "Force Majeure"), but in no event will such extension be for a period of more than 90 days. Notwithstanding anything to the contrary contained in this Lease, in no event will this Section be construed to excuse or delay the performance of a monetary obligation by either party.

28. Default.

(a) Tenant's Default. Each of the following events will be deemed to be an event of default by Tenant under this Lease ("Event of Default"): (i) failure by Tenant to pay any Rent due hereunder, and such failure shall continue for a period of 10 days after Landlord provides written notice of such failure to Tenant; (ii) failure by Tenant to perform or observe any of Tenant's nonmonetary covenants contained in this Lease within 30 days after receipt by Tenant of notice from Landlord specifying the failure (or such additional period, if any, as may be reasonably required to cure the failure if the failure reasonably cannot be cured within a 30-day period, provided Tenant commences to cure within 30 days after receipt of notice and thereafter diligently pursues such cure to completion); (iii) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors; (iv) Tenant or any guarantor of Tenant's obligations under this Lease shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, or an order for relief relating to Tenant or any guarantor of Tenant's obligations under this Lease is granted in proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease; or (v) a receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this Lease.

(i) Upon the occurrence of any Event of Default, Landlord shall have the option to pursue the following remedies (without limitation of any other remedies available to Landlord at law or in equity):

(A) Terminate this Lease, or terminate Tenant's right to possession of the Premises without terminating this Lease, and in either event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy

which it may have for possession or arrearage in rental, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, with or without legal proceedings, by force if necessary, without being liable for prosecution or any claim of damages therefor.

(B) Pay any amount required to be paid by Tenant, or perform any obligation to be performed by Tenant, and to do so, enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in so paying or performing Tenant's obligations under this Lease, together with interest on such expenses at the Interest Rate until Tenant makes full payment of all amounts owing to Landlord at the time of said payment.

(ii) If this Lease is terminated by reason of an Event of Default, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the present value of the excess, if any, of (1) the total Rent for the remaining portion of the Term (had the Term not been terminated prior to the date of expiration) plus the unamortized balance of any rent abatements, brokers' fees and commissions, attorneys' fees and costs, and all reimbursements, construction allowances and other costs incurred by Landlord to improve the Premises, over (2) the fair rental value of the Premises for such period, after deductions of all estimated costs of reletting for said period, discounted at a rate of six percent (6%) per annum. It is agreed by the parties that the actual damages which might be sustained by Landlord by reason of Tenant's default hereunder are uncertain and difficult to ascertain, and that the foregoing measure of damages is fair and reasonable.

(iii) If Tenant's right to possession of the Premises is terminated, without termination of the Lease, Tenant shall be liable for and shall pay to Landlord all rental and other required payments accrued to the date of termination of possession, plus all rental and other required payments for and during the remainder of the Term, as such rental and other payments become due, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as described in subsection (iv) below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term. Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default.

(iv) In case of any Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to amounts provided to be paid above, broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises, the costs of removing and storing Tenant's or other occupant's property, the costs of cleaning, repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant(s), and all other reasonable expenses incurred by Landlord, including reasonable attorneys' fees.

(v) In the event of termination of this Lease or repossession of the Premises, Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose. Anything herein to the contrary notwithstanding, Landlord shall have no duty to mitigate its damages except to the extent required by Illinois state statute.

(vi) All obligations of Landlord hereunder will be construed as covenants and not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner from time

to time of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord hereunder. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability hereunder, and for any claim against Landlord, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises, including the rents and profits therefrom, proceeds of insurance thereon, awards for the condemnation thereof and the proceeds of any sale thereof. In no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord, except to be satisfied from Landlord's interest in the Premises as set forth above.

(vii) In the event that Landlord shall have taken possession of the Premises, Landlord shall have the right to use all the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant, prior to any foreclosure thereon by Landlord or repossession thereof by a landlord thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (without legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises elected by Landlord, and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage, together with interest thereon at the Interest Rate. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof, without the necessity of making any investigation or inquiry as to the basis upon which Claimant purports to act, and Tenant agrees to indemnify, defend and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property. Tenant stipulates and agrees that the rights set forth in this subsection are commercially reasonable.

(b) Landlord's Default. In the event of any failure by Landlord in the performance of its obligations contained in this Lease, and in the event such failure remains uncured for more than 30 days after Landlord received such notice, or in the event such failure is of such a nature that it cannot reasonably be cured within such 30-day period but Landlord or such other notified party has not commenced to cure such failure or has not diligently prosecuted the completion thereof, Tenant, in addition to its remedies at law and/or in equity, and in the event failure to cure such obligation would have a material and adverse impact upon Tenant's use of the Premises or the Tenant's business operations on the Premises, may perform Landlord's repair or maintenance obligation on behalf of Landlord and Landlord shall reimburse Tenant for the actual out-of-pocket costs incurred by Tenant for such performance within 30 days from receipt by Landlord of bills and invoices, in detail reasonably satisfactory to Landlord, covering all labor and materials expended and used by Tenant in so performing Landlord's obligations; provided, however, if the Premises are in need of emergency repair (i.e., a repair necessary to prevent imminent injury or damage to person or property) and Landlord fails to perform the same immediately upon notice from Tenant (which notice may be given verbally to Landlord's managing agent for the Premises), Tenant may proceed to make such repairs as are reasonably necessary to protect persons or property. In the event Landlord has not reimbursed Tenant within 30 days from receipt of bills and invoices as prescribed above, then Tenant may, as its sole and exclusive remedy, deduct the cost from Tenant's Base Rent obligations hereunder (not to exceed more than one-half of each monthly Base Rent obligation) (as evidenced by the bills and invoices furnished to Landlord) until the date the same is reimbursed or deducted as aforesaid.

(c) Estoppel and Waiver. No breach under this Lease will be deemed to have been waived, nor will either party be guilty of laches, because of the failure of either party to take action pertaining to such breach.

(d) Remedies Cumulative. The rights and remedies given to Landlord and Tenant in this Lease are distinct, separate and cumulative remedies, and the exercise of any one or more of them will

not be deemed to exclude Landlord's or Tenant's rights to exercise any or all of the others that are given in this Lease, or at law or in equity.

(e) Litigation, Court Costs and Attorneys' Fees. In the event that at any time either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default under this Lease, the prevailing party in such action or proceeding will be entitled to recover from the other party reasonable and necessary costs and attorneys' fees.

(f) Mutual Waiver of Certain Damages. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby waive the right to seek and/or obtain from the other party any consequential, special or punitive damages as a result of the other party's breach under this Lease.

29. Waiver. If either Landlord or Tenant fails to insist on the strict observance by the other of any provisions of this Lease, neither will thereby be precluded from enforcing nor be held to have waived any of the obligations, past, present or future, of this Lease. Either party may accept late payment or performance by the other without waiving any Landlord or Tenant Event of Default (as applicable) that may then have accrued.

30. Compliance with Laws. Tenant will, at Tenant's sole cost and expense, comply with all laws that affect the carrying on of the business being conducted in the Premises, as distinguished from the physical facilities in which such business is being conducted. Landlord will bear the expense of any alterations or improvements or repairs to the Premises ordered by any governmental authority, unless such alterations or improvements or repairs (i) relate solely to the type of business conducted in the Premises by Tenant or the manner in which Tenant is conducting Tenant's business in the Premises, or (ii) are required solely by virtue of the leasehold improvements and/or alterations undertaken by Tenant pursuant to this Lease. Landlord will, at Landlord's sole cost and expense, take such action as may be necessary or appropriate to cause the Premises as of the Delivery Date, to comply with all laws of all governmental authorities having jurisdiction over the Premises.

31. Notices. Any notice permitted, required or desired to be given pursuant to this Lease will be deemed to have been given 3 business days after mailing a written notice by certified mail, postage prepaid, return receipt requested, or 1 business day after sending by Federal Express or other comparable overnight express courier service (with proof of receipt available), or on the same business day if personally delivered, addressed to the parties as follows:

If to Tenant:

LAKES VENTURE, LLC
2222 West Pinnacle Peak Road, Suite 220
Phoenix, Arizona 85027
Attention: Property Administrator

With a copy to:

LAKES VENTURE, LLC
2222 West Pinnacle Peak Road, Suite 220
Phoenix, Arizona 85027
Attention: General Counsel

If to Landlord:

7501 W. NORTH AVENUE, LLC
c/o Mid-America Asset Management, Inc.
One Parkview Plaza, 9th Floor
Oakbrook Terrace, Illinois 60181

With a copy to:

Schenk Annes Tepper Campbell Ltd.
311 South Wacker Drive, Suite 2500
Chicago, IL 60606
Attn: Andrew J. Annes, Esquire

or to such other addresses or addressees as any party hereto will from time to time give notice to the other party in accordance with this Section.

32. Brokers. Landlord and Tenant each covenant that they have not dealt with any real estate broker or finder with respect to this Lease except for ARCORE Real Estate Group and Mid-America Asset Management, Inc. (collectively, the "Broker"). Landlord will pay the Broker a commission in connection with this Lease pursuant to a separate agreement between Landlord and Broker. Each party will hold the other party harmless from all damages, claims, liabilities or expenses, including reasonable and actual attorneys' fees (through all levels of proceedings), resulting from any claims that may be asserted against the other party by any real estate broker or finder with whom the indemnifying party either has or is purported to have dealt, except for the Broker. In connection with the Broker, Landlord will hold Tenant harmless from all damages, claims, liabilities or expenses, including reasonable and actual attorneys' fees (through all levels of proceedings), resulting from any claims that may be asserted against Tenant by the Broker.

33. Miscellaneous.

(a) Headings and Gender. All section headings, titles or captions contained in this Lease are for convenience only and will not be deemed a part of this Lease and will not in any way limit or amplify the terms and provisions of this Lease. The masculine, feminine or neuter gender and the singular or plural number will be deemed to include the others whenever the context so requires or indicates.

(b) Construction. The provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Section hereof. In addition, every covenant or agreement contained in this Lease will be construed to be material, whether or not the provisions expressly so provides. This Lease is the result of negotiations between Landlord and Tenant, who each had the opportunity to obtain legal advice regarding this Lease. This Lease will not be construed for or against Landlord or Tenant on the basis of which party physically served as scrivener of this Lease.

(c) Waiver of Jury Trial. In the event of any court action arising out of this Lease, each party expressly waives its right to trial by jury.

(d) Relationship of Landlord-Tenant. Nothing contained in this Lease will be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, partnership, joint venture, or any other association between Landlord and Tenant other than the landlord-tenant relationship described herein.

(e) Entire Agreement; Merger. This Lease, including all exhibits hereto (which are incorporated herein by reference for all purposes), contains the full and final agreement of every kind and nature whatsoever between the parties hereto concerning the subject matter of this Lease, and all preliminary negotiations and agreements of whatsoever kind or nature between Landlord and Tenant are merged herein. This Lease cannot be changed or modified in any manner other than by a written amendment or modification executed by Landlord and Tenant.

(f) Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance will be deemed invalid or unenforceable, the remainder of this Lease and its application to other persons or circumstances will not be affected by such partial invalidity but will be enforced to the fullest extent permitted by law as though such invalid or unenforceable provision was never a part hereof.

(g) Consents. Except as specifically provided herein, any consent or approval granted by either party will be deemed consent only as to the matter on which such consent was requested and will not waive the consenting party's right to give or withhold consent to any subsequent matter. Except as specifically provided herein, no requested consent will be unreasonably withheld, delayed or conditioned.

(h) Holidays. If the day on which Base Rent or any other payment due under this Lease is payable falls on a Sunday or on a legal holiday, it will be payable on the following business day.

(i) Applicable Law. This Lease will be construed in accordance with the laws of Illinois without regard to its principles of choice of law, and that jurisdiction for all actions under this Lease will lie therein.

(j) Successors and Assigns. All rights, obligations and liabilities herein given to or imposed upon any party hereto will extend to the permitted successors and assigns of such party.

(k) Counterparts. This Lease may be executed in one or more identical counterparts, and as so executed by all parties hereto will constitute a single instrument.

(l) Trademarks and Trade Names. All trademarks, trade names, service marks, signs and all other marks of identification used by Tenant in its business will at all times remain the exclusive property of Tenant, and Landlord will have no right, interest in, or title to any of Tenant's trademarks, trade names, service marks, signs or other marks of identification.

(m) Merchant's Association. Tenant will not be required to join, pay for or advertise with any merchant's association.

(n) Specially Designated Nationals and Blocked Persons List. Tenant represents and warrants to Landlord that neither Tenant nor any person or entity that owns or controls, is owned or controlled by or is under common ownership or control with Tenant, and Landlord represents and warrants to Tenant that neither Landlord nor any person or entity that owns or controls, is owned or controlled by or is under common ownership or control with Landlord (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Federal Register 49079 (September 25, 2001) or (b) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

(o) Confidentiality. Landlord and Tenant agree that this Lease will not be recorded and that the parties will use reasonable efforts to not publicize the economic terms of this Lease. . In addition, Landlord and Tenant agree not to discuss the economic terms of this Lease with any third parties; provided however, Landlord may discuss the economic terms with lenders, lawyers, accountants, employees, agents, brokers, prospective buyers, and other persons acting on behalf Landlord, , so long as such parties are instructed by Landlord to keep the economic terms confidential.

(p) Guarantor. Concurrently with Tenant's execution of this Lease, Tenant shall cause Meijer Companies, Ltd., a Michigan corporation ("Guarantor") to deliver to Landlord the Guaranty in the

form of Exhibit "D" attached hereto and made a part hereof (the "Guaranty"), it being understood that Landlord's performance under this Lease is expressly conditioned upon the delivery of the fully-executed Guaranty by Guarantor to Landlord.

(q) OFAC and Patriot Act Compliance. Tenant represents and warrants that (i) Tenant and each person owning a 10% or greater interest in Tenant is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States, and (ii) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times during the Term. This section shall not apply to any person to the extent that such person's interest in the Tenant, if applicable, is through either (A) a person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly owned-subsidiary of such a person or (B) an "employee pension benefit plan" or "pension plan" as defined in Section 3(2) of ERISA. Tenant shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect and shall immediately notify the Landlord in writing if any of the foregoing representations, warranties or covenants are no longer true or have been breached or if the Tenant has a reasonable basis to believe that they may no longer be true or have been breached.

(r) Except as otherwise provided herein, Landlord shall not be liable for any loss of or damage to property of Tenant, Tenant's directors, officers, shareholders, partners (both general and limited), legal and personal representatives, or property of others located in the Premises, by theft or otherwise, nor any loss or damage whatsoever to any property which Tenant or Tenant's directors, officers, shareholders, partners (both general and limited), or legal and personal representatives could remove at the end of the Term, or by Landlord as provided in Section 26 hereof. Landlord shall not be liable for any injury or damage to persons or property or to the interior of the building that is part of the Premises resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances, or plumbing works or leaks from the roof, street, or substances or from any other place, or by dampness or by any other cause of whatsoever nature, unless such injury or damage to persons or property arises out of the negligence of Landlord or its agents, employees, officers, directors, shareholders, partner (both general and limited), or personal and legal representatives. Landlord shall not be liable for any such injury or damage caused by other tenants, or other tenant's directors, officers, shareholders, partners (both general and limited), or legal and personal representatives, or any person(s) either in the Premises, or by occupants of property adjacent to the Premises, or by the public.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date set forth above.

LANDLORD

7501 W. NORTH AVENUE, LLC,
an Illinois limited liability company

By: Core and Value Advisors, LLC,
an Illinois limited liability company
Its: Manager

By: ______________________
Name: Gary Hunter
Title: Vice President

TENANT

LAKES VENTURE, LLC,
a Delaware limited liability company

By: ______________________
Name: Chris Sherrell
Title: President & CEO

EXHIBIT "A"

SITE PLAN OF PREMISES


SITE PLAN
NORTH AVE
JACKSON ST
MONROE ST
Dominick's

EXHIBIT "B"

LEGAL DESCRIPTION OF PREMISES

LOTS 1, 2, 3, 4 AND 5 IN BLOCK 3 IN O. C. BRAESE'S SUBDIVISION OF THE EAST 1/2 OF THE WEST 1/2 OF THE NORTHEAST 1/4 OF SECTION 1, TOWNSHIP 39 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

ALSO
LOTS 1, 2, 3, 4 AND 5 IN BLOCK 1 IN WILLIAM H. BECKMAN'S SUBDIVISION OF THE WEST 1/2 OF THE WEST 1/2 OF THE NORTHEAST 1/4 OF SECTION 1, TOWNSHIP 39 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EXHIBIT "C"

LANDLORD'S WORK

Landlord will complete the following work and deliver the Premises to Tenant as follows:

(i) The Premises will be delivered to Tenant in a structurally sound condition.

(ii) The Premises will be delivered to Tenant free from asbestos-containing materials and other hazardous materials, as confirmed by either the environmental assessments referred to in the Lease, or by an asbestos report and/or phase I report to be provided by Landlord.

(iii) The roof of the Premises will be delivered to Tenant in a water tight condition and in good working order and condition (and Landlord will complete the work to the roof listed in the Landlord's Roof Report dated March 28, 2014, if requested in writing by Tenant); Tenant may, at its expense, install sky lights in the roof, using a Landlord-approved contractor, and Tenant will be responsible for any roof repairs resulting from such skylights.

(iv) The following utilities serving the Premises will be separately metered, in good working order and condition, and in sizes sufficient for Tenant's use (see requirements below). Tenant will, at its expense, install a grease interceptor in a location acceptable to Tenant and in accordance with code, and Tenant will be responsible for the maintenance of the grease interceptor.

a) Electric:	1,200 amps at 480 volts or 2,000 amps at 208 volts, to the interior main panel.
b) Gas:	Service stubbed in the Premises of at least 6,000 CFH, with a meter and shut off valve.
c) Water:	A minimum 3" diameter line (terminated with a flanged fitting) stubbed within the Premises, with pressure of at least 50 psi, backflow preventers and pressure regulators.
d) Sewer:	One 6" diameter sanitary line outside adjacent to premises with adequate depth to meet sewer invert elevation, and adequate space for exterior grease interceptor.

EXHIBIT "D"

GUARANTY

THIS GUARANTY is effective as of the 14th day of November, 2014 (the "Effective Date"), by Meijer Companies, Ltd., a Michigan corporation ("Guarantor"), to 7501 W. NORTH AVENUE, LLC, an Illinois limited liability company ("Landlord"), with respect to that certain Lease executed concurrently herewith ("Lease") by and between Landlord and Lakes Venture, LLC, a Delaware limited liability company ("Tenant") pursuant to which Landlord has leased to Tenant the premises located at 7501 W. North Avenue, in River Forest, Cook County, Illinois, and identified on the site plan attached hereto as Exhibit A. As used herein, the term "Tenant" will mean the party that then holds the tenant's interest under the Lease.

In order to induce Landlord to execute and deliver the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

1. Guarantor represents and warrants to Landlord that: (a) Guarantor is financially interested in Tenant; (b) Guarantor is a corporation duly organized under the laws of the State of Michigan and existing in good standing and has full corporate power and authority to make and deliver this Guaranty; and (c) the execution, delivery and performance of this Guaranty by Guarantor has been duly authorized by all necessary corporate action on the part of Guarantor, this Guaranty has been duly executed and delivered by an authorized officer of Guarantor, and Guarantor's obligations hereunder constitute lawful, binding and legally enforceable obligations, except to the extent such obligations would not be enforceable under applicable bankruptcy or other creditor rights laws.

2. Subject only to Section 3 below, Guarantor absolutely, unconditionally and irrevocably guarantees the prompt payment of all installments of rent and other sums due to Landlord thereunder in an amount not to exceed $5,000,000.00. Guarantor hereby waives each and every notice to which Guarantor may be entitled under the Lease or otherwise (except for any notices required by the terms of this Guaranty), and expressly consents to any extension of time, leniency, modification, waiver, forbearance or any change which may be made in any term and condition of the Lease, and no such extension, leniency, modification, waiver, forbearance or change will release Guarantor from any liability or obligation hereby incurred or assumed. Guarantor further expressly waives any notice of default in or under any of the terms of the Lease, notice of acceptance of this Guaranty, and all setoffs and counterclaims; provided, however, Guarantor will be given the same right to cure Tenant's default as that afforded Tenant under the Lease and Guarantor will be provided with a copy of any notice provided to Tenant asserting any default under the Lease.

3. This Guaranty and all of Guarantor's obligations hereunder will automatically terminate and be of no further force or effect from and after the first to occur of: (a) the date on which all obligations hereby guaranteed have been paid and fully performed; and (b) the date which is 5 years from the Commencement Date under the Lease.

4. It is specifically understood and agreed that, in the event of a default by Tenant of the terms and provisions of the Lease and after the expiration of any applicable grace or cure period, Landlord will be entitled to commence any action or proceeding against Guarantor or otherwise exercise any available remedy at law or in equity to enforce the provisions of this Guaranty without first commencing any action or otherwise proceeding against Tenant or otherwise exhausting any or all of its available remedies against Tenant, it being expressly agreed by Guarantor that its liability under this Guaranty is primary. Landlord may maintain successive actions for other defaults. Landlord's rights hereunder will not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions,

until and unless the amounts paid hereunder exceed the amount set forth in Section 2 above or this Guaranty terminates in accordance with Section 3 above.

5. This Guaranty will inure to the benefit of Landlord, its heirs, personal representatives, successors, and assigns and will be binding upon the heirs, personal representatives, successors, and assigns of Guarantor.

6. The liability of the Guarantor hereunder will in no way be affected by, and Guarantor expressly waives any defenses that may arise by reason of (a) the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the modification, assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant relating to Tenant's legal capacity to perform; or (f) the cessation from any cause whatsoever of the liability of the Tenant.

7. Guarantor agrees that in the event Tenant becomes insolvent or is adjudicated a bankrupt, or files a petition for reorganization, arrangement or similar relief under any present or future provisions of the United States Bankruptcy Code, or any similar law or statute of the United States or any state thereof, or if such a petition filed by creditors of Tenant is approved by a Court, or if Tenant seeks a judicial readjustment of the rights of its creditors under any present or future federal or state law or if a receiver of all or part of its property and assets is appointed by any state or federal court, then, subject to the limitations of Sections 2 and 3 above:

(a) if the Lease is terminated or rejected, or the obligations of Tenant thereunder are modified, Landlord may recover from Guarantor that which Landlord would be entitled to recover from Tenant under the Lease in the event of a termination of the Lease by Landlord because of a default by Tenant, and such amount will be recoverable from Guarantor without regard to whether Landlord is entitled to recover the same from Tenant in any such proceeding.

(b) if any obligation under the Lease is performed by Tenant and all or any part of such performance is avoided or recovered from Landlord as a preference, fraudulent transfer or otherwise, in any bankruptcy, insolvency, liquidation, reorganization or other proceeding (each a "proceeding") involving Tenant, the liability of Guarantor under this Guaranty will remain in full force and effect, unless the performance by Guarantor is avoided as a fraudulent transfer or otherwise in any such proceeding.

8. This Guaranty will be interpreted and enforced in accordance with the laws of the State of Illinois and will be deemed executed in the County of Cook, State of Illinois. Guarantor hereby consents to and submits to the jurisdiction of the federal and state courts located in the State of Illinois and any action or suit under this Guaranty by Guarantor will only be brought in the federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of Illinois. Guarantor will not raise, in connection with any action or suit under this Guaranty, and hereby waives any defenses based on the venue, inconvenience of the forum, lack of personal jurisdiction, the sufficiency of service of process or the like in any such action or suit brought in the State of Illinois.

9. Any notice required or permitted to be given to Guarantor hereunder will be deemed properly given if given in accordance with the notice provisions of the Lease to Guarantor at 2929 Walker Ave NW, Grand Rapids, Michigan 49544, Attention: Legal Department, or to such other address of which Guarantor may notify Landlord in accordance with such notice provisions.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the Effective Date.

MEIJER COMPANIES, LTD., a Michigan corporation

By: ______________________

Name: ______________________

Title: ______________________

STATE OF MICHIGAN)
) ss.
COUNTY OF KENT)

The foregoing instrument was acknowledged before me this ____ day of November, 2014, by ________________, as ____________________ of Meijer Companies, Ltd, a Michigan corporation.

Witness my hand and official seal.

My commission expires: ____________________

____
Notary Public

EXHIBIT "E"

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
LAKES VENTURE, LLC
2222 West Pinnacle Peak Road, Suite 220
Phoenix, Arizona 85027
Attention: General Counsel

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This AGREEMENT, dated the ____ day of ________, 2014 is by and between ______________, a __________ ("Lender"), 7501 W. NORTH AVENUE, LLC, an Illinois limited liability company ("Borrower" / "Landlord") and LAKES VENTURE, LLC, a Delaware limited liability company ("Tenant").

WITNESSETH:

WHEREAS, Tenant and Landlord have entered into the Lease dated November 14, 2014 (the "Lease") for an approximately 28,220 square foot building and the related real property owned by Landlord that are located at 7501 W. North Avenue, in River Forest, Illinois (the "Premises"). The real property that is part of the Premises is legally described on Exhibit "A" attached hereto and by this reference incorporated herein (the "Property"); and

WHEREAS, Lender is the holder of that certain note (the "Note") made by Borrower, as maker, to the order of Lender, as holder, which evidenced the making of a loan (the "Loan"), which Note is secured by, among other things, that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, recorded on ______________ as Document Number ____________, in the office of the Cook County Recorder.

NOW, THEREFORE, in consideration of the Property and of other valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1. The Lease is and will be subject and subordinate to the Deed of Trust referenced above, including any ancillary and or supplementary documents thereto (e.g. Assignment of Rents or other security filings) and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, the "Deed of Trust"), insofar as it affects the Property, to the full extent of the principal sum secured thereby and interest thereon. Notwithstanding the foregoing subordination or the terms and provisions contained in the Deed of Trust to the contrary, Lender agrees that all condemnation awards and proceeds of insurance affecting the Property or any of Tenant's interest under the Lease will be used, distributed and applied in the manner provided in the Lease.

2. Tenant will attorn to and recognize any purchaser at a foreclosure sale under the Deed of Trust, any transferee who acquires the Property by deed in lieu of foreclosure or any other realization proceeding, and the successors and assigns of such purchasers and transferees, as its landlord under the Lease for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions set forth in the Lease.

3. Lender will immediately acknowledge, act in a manner consistent with and honor all of Tenant's rights under the Lease as well as all of Landlord's obligations under the Lease. To the extent that

enforcement of any provision of the Deed of Trust makes it impossible or impracticable for Landlord to perform its obligations under the Lease (for example, provisions of the Deed of Trust governing use of casualty insurance proceeds or condemnation proceeds), Lender will waive the enforcement of any such provision to permit Landlord to perform its obligations under the Lease.

4. In the event that it should become necessary to foreclose or otherwise realize upon the Property, Lender or Lender's successors or assigns will not terminate the Lease, interfere with Tenant's use, possession or enjoyment of the Property nor join Tenant in summary or foreclosure or other realization proceedings so long as no event has occurred and continued without cure for a period of time entitling the party denominated as landlord under the Lease to terminate the Lease.

5. In the event that Lender succeeds to the interest of landlord under the Lease, Lender will not be bound by (a) any rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord) except to the extent required otherwise under the Lease, or (b) ________.

6. In the event of foreclosure or other conveyance under the Deed of Trust, the Property will be conveyed subject to the Lease and this Agreement, and the transferee or transferee's successors or assigns (hereinafter the "Deed of Trust Purchaser") of the Property at the foreclosure sale or other conveyance, whether the Deed of Trust Purchaser be the Lender or a third party, will be bound as landlord under the Lease to Tenant under all the terms, covenants, and conditions of the Lease, and Tenant will, from and after the Deed of Trust Purchaser's succession to the interest of the landlord under the Lease, be bound to the Deed of Trust Purchaser as tenant under the Lease and will have the same remedies against the Deed of Trust Purchaser for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against the landlord thereunder if the Deed of Trust Purchaser had executed the Lease as landlord.

7. The laws of the state in which the Property is located will govern the validity, performance and enforcement of this Agreement.

8. The covenants, terms and conditions of this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

9. Any notice required or permitted to be given under this Lease will be in writing and may be served personally, or by certified mail, return receipt requested, addressed to the parties at the following addresses:

TO BORROWER/ LANDLORD:	7501 W. NORTH AVENUE, LLC One Parkview Plaza, 9th Floor Oakbrook, Illinois 60181 Attention: ______________
TO TENANT:	LAKES VENTURE, LLC, 2222 West Pinnacle Peak Road, Suite 220 Phoenix, Arizona 85027 Attention: Property Administrator

With a copy to:

LAKES VENTURE, LLC
2222 West Pinnacle Peak Road, Suite 220
Phoenix, Arizona 85027
Attention: General Counsel

TO LENDER: ______________________
____
____
____

Each party may designate a different address for the receipt of notices by providing written notice thereof to the other party.

10. If there is any litigation between any of the parties to this Agreement to enforce or interpret any provisions hereof or rights arising under this Lease, the losing party in such litigation, as determined by the court, will pay to the prevailing party, as determined by the court, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in connection with such litigation, with such attorneys' fees to be determined by the court sitting without a jury.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

LENDER

____

By: ______________________
Name: ______________________
Title: ______________________

LANDLORD/BORROWER

7501 W. NORTH AVENUE, LLC,
an Illinois limited liability company

By: Core and Value Advisors, LLC,
an Illinois limited liability company
Its: Manager

By:______________________
Name:______________________
Title:______________________

TENANT

LAKES VENTURE, LLC,
a Delaware limited liability company

By: ____________________________
Name: ____________________________
Title: ____________________________

ACKNOWLEDGMENTS

TENANT

STATE OF ________________)
) ss.
COUNTY OF _______________)

The foregoing instrument was acknowledged before me this ______ day of ______________, 2014 by ________________________ as ____________________________ of LAKES VENTURE, LLC, a Delaware limited liability company.

WITNESS my hand and official seal.

____
Notary Public

My commission expires: ________________________

LANDLORD

STATE OF ________________)
) ss.
COUNTY OF _______________)

The foregoing instrument was acknowledged before me this ______ day of ______________, 2014 by ________________________ as ____________________________ of Core and Value Advisors, LLC, an Illinois limited liability company, as the Manager of 7501 W. NORTH AVENUE, LLC, an Illinois limited liability company.

WITNESS my hand and official seal.

____
Notary Public

My commission expires: ________________________

LENDER

STATE OF ________________)
) ss.
COUNTY OF ______________)

The foregoing instrument was acknowledged before me this ______ day of ______________, 2014 by _________________________ as __________________________ of _________________________.

WITNESS my hand and official seal.

____
Notary Public

My commission expires: ________________________

EXHIBIT "F"

PERMITTED ENCUMBRANCES

1. A 50 FOOT BUILDING LINE AS SHOWN ON THE PLAT SUBDIVISION. (AFFECTS EAST LINE OF LOTS 4 AND 5 OF BLOCK 3 AND THE WEST LINE OF LOTS 3, 4 AND 5 OF BLOCK 1).

2. TERMS, CONDITIONS AND LIMITATIONS CONTAINED IN THE NO FURTHER REMEDIATION LETTER ISSUED BY THE ILLINOIS ENVIRONMENTAL PROTECTION AGENCY AND RECORDED NOVEMBER 16, 1998 AS DOCUMENT 08031740.

EXHIBIT "G"

COMMENCEMENT DATE AGREEMENT

This COMMENCEMENT DATE AGREEMENT ("Agreement"), is made as of this ______ day of ________________, 20__ by and between 7501 W. NORTH AVENUE, LLC, an Illinois limited liability company ("Landlord") and LAKES VENTURE, LLC, a Delaware limited liability company ("Tenant").

RECITALS

A. Landlord and Tenant entered into a Lease dated November 14, 2014 (the "Lease"), for certain Premises located at 7501 W. North Avenue, in River Forest, Illinois (the "Premises").

B. Pursuant to the Lease, Landlord and Tenant agreed to enter into an agreement setting forth certain information relating to the Premises and the Lease.

AGREEMENT

In consideration of the Lease and the mutual agreements set forth therein, Landlord and Tenant agree as follows:

1. All capitalized terms used but not defined in this Agreement will have the meaning set forth for such terms in the Lease.

2. The Delivery Date occurred on ______________. The Commencement Date is ____________________. The Main Term of the Lease expires on ____________________, with Tenant entitled to 4 Renewal Options.

3. The date by which Tenant must give Landlord notice of Tenant's exercise of the first Renewal Option is ____________, and the first Option Period will commence on ___________________, and expire on ________________.

4. The date by which Tenant must give Landlord notice of Tenant's exercise of the second Renewal Option is ____________, and the second Option Period will commence on ____________________, and expire on ________________.

5. The date by which Tenant must give Landlord notice of Tenant's exercise of the third Renewal Option is ____________, and the third Option Period will commence on ___________________, and expire on ________________.

6. The date by which Tenant must give Landlord notice of Tenant's exercise of the fourth Renewal Option is ____________, and the fourth Option Period will commence on ____________________, and expire on ________________.

7. The actual gross leasable area of the building that is part of the Premises as determined as set forth in the Lease is _____ square feet, and the revised and amended rent chart is as follows:

Lease Years	Yearly Amount	Monthly Amount	Per Square Foot
Lease Years 1-5			$22.00
Lease Years 6-10			$23.50
Lease Years 11-15			$25.00
1st Option Period (Years 16-20)			$26.50
2nd Option Period (Years 21-25)			$28.00
3rd Option Period (Years 26-30)			$29.50
4th Option Period (Years 31-35)			$31.00

8. The dates and amounts set forth in this Agreement will be conclusive of the information set forth herein. Except as modified by this Agreement, the Lease has not been amended or modified, and as modified by this Agreement, the parties ratify and confirm the Lease as being in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

LANDLORD

7501 W. NORTH AVENUE, LLC,
an Illinois limited liability company

By: Core and Value Advisors, LLC,
an Illinois limited liability company
Its: Manager

By:______________________________
Name:____________________________
Title:_____________________________

TENANT

LAKES VENTURE, LLC,
a Delaware limited liability company

By: ______________________________
Name: ____________________________
Title: _____________________________

<u>EXHIBIT "H"</u>

TENANT'S WORK

Tenant will complete the Tenant's Work defined in Section 2(b) of the Lease, substantially in accordance with the Construction Procedures attached to this Lease as <u>Exhibit "I"</u>.

EXHIBIT "I"

CONSTRUCTION PROCEDURES

ARTICLE 1.00 GENERAL DESIGN AND CONSTRUCTION CRITERIA

1.01 Tenant is responsible for entering into all contracts relating to the construction, installation, supervision and completion of Tenant's Work and payment therefor, procurement of all permits and permissions related to Tenant's Work, compliance with the requirements of all authorities having jurisdiction and with conditions contained herein, and payment of all fees and charges incurred in connection therewith. Tenant shall furnish Landlord with the name and address of Tenant's general contractor who shall perform Tenant's Work and copies of Tenant's building permit.

ARTICLE 2.00 INTENTIONALLY OMITTED

ARTICLE 3.00 TENANT'S DRAWINGS; CONSTRUCTION ALLOWANCE

3.01 Tenant shall prepare and furnish to Landlord, at Tenant's cost and expense, in compliance with applicable laws, statutes, ordinances and codes, a complete set of plans for Tenant's Work, including without limitation, interior store finish drawings ("Tenant's Drawings"). Tenant's Drawings shall include, without limitation, floor plans, exterior elevations, details of any special installation which will affect the Premises or perimeter walls of the building, complete plans for all mechanical, plumbing and electrical work including details of underfloor surfaces, specifications for all materials, finishes and other work, and performance characteristics for fixtures and equipment. Where applicable, Tenant's Drawings shall include sections and elevations for tenant entries, details of entry signage, reflected ceiling plans, and changes in sprinkler head locations. Tenant's Drawings shall be full and complete in all respects as may be necessary for construction and determination of the specific scope of Tenant's Work.

3.02 After Tenant submits Tenant's Drawings to Landlord, Landlord shall have 20 days to approve or disapprove Tenant's Drawings, and in the event Landlord does not approve the same, Landlord shall advise Tenant of Landlord's comments to Tenant's Drawings. Failure by Landlord to approve or disapprove Tenant's Drawings within the time limits prescribed herein shall constitute an approval by Landlord. In the event Landlord disapproves Tenant's Drawings, Tenant shall incorporate Landlord's comments that are acceptable to Tenant into Tenant's Drawings within 10 days from receipt thereof and resubmit the same to Landlord, who shall have 10 days to approve or disapprove the revised Tenant's Drawings. In the event Landlord does not approve the same, the procedures set forth herein shall be followed until such time as Landlord has approved the revised Tenant's Drawings.

In the event Tenant desires to materially modify or change Tenant's Drawings after the same have been approved in the manner provided above, Tenant shall submit such material modifications or changes to Landlord for review and consideration and the procedures governing approval of Tenant's Drawings shall apply to any such material modifications or changes.

Any approval by Landlord of any of Tenant's Drawings shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of Tenant's Drawings, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with performance of Tenant's Work in accordance with Tenant's Drawings.

ARTICLE 4.00 TENANT'S WORK

4.01 At its own expense, Tenant shall provide all design, engineering, plans, specifications, drawings, permits, fees, work, labor, skill and equipment required to complete the Premises for occupancy (excluding the Landlord's Work), and shall construct the Tenant's Work in accordance with Tenant's Drawings, as approved in the manner set forth herein.

4.02 No construction work shall be undertaken or commenced by Tenant until:

(a) Tenant's Drawings have been submitted to and approved by Landlord, and

(b) all necessary building permits and the insurance coverages required by the Lease have been secured and certificates of such insurance delivered to Landlord,

4.03 Tenant shall ensure that all materials, skill and workmanship in Tenant's Work shall be of uniformly high quality, not less than building standard, and in accordance with the best standards of practice and any governing codes or regulations. Tenant shall have the obligation to timely deliver any materials and equipment and labor to be supplied by Tenant so as not to delay substantial completion of Tenant's Work. Tenant represents and warrants that Tenant's Drawings and the improvements contemplated thereby shall be in compliance with applicable building and zoning laws, ordinances and regulations, and that the same are in accordance with good engineering and architectural practice, and that Tenant's Drawings are sufficient for issuance of a building permit for Tenant's Work. Further, Tenant shall be responsible for obtaining the certificate of occupancy for the Premises, and shall furnish the same to Landlord upon receipt.

4.04 Tenant shall appoint a representative as Tenant's representative with full authority to make decisions and commitments on behalf of Tenant in respect to Tenant's Work and changes therein.

ARTICLE 5.00 TENANT'S ACCESS FOR COMPLETION OF WORK

5.01 Tenant shall at all times keep the Premises and adjacent areas free from accumulations of waste material or rubbish caused by its suppliers, contractors or workmen. At the completion of the work, Tenant's contractor shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises and shall leave the Premises clean. This final clean-up shall include the cleaning of light fixtures, windows, entries and public space affected by the work. Upon completion of Tenant's Work, Tenant shall notify Landlord's project manager that Tenant's Work has been completed and is available for inspection for conformance with the approved Tenant's Drawings.

5.05 Any damage caused by Tenant's contractor or sub-trades to any property of Landlord shall be repaired forthwith, at Tenant's expense.

ARTICLE 6.00 INTENTIONALLY OMITTED

ARTICLE 7.00 INSURANCE; PAYMENT DOCUMENTATION

7.01 Prior to commencement of Tenant's Work, Tenant shall obtain, at its sole expense, and maintain during the performance of Tenant's Work, the insurance coverages required by the Lease.

ARTICLE 8.00 INTENTIONALLY OMITTED